Exhibit 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment to Annual Report of Newport International Group, Inc. (the "Company") on Form 10-KSB/A for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Cery B. Perle, Chief Executive Officer and principal executive and accounting officer of the Company, certifies, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                        /s/ Cery B. Perle
                                        ----------------------------
                                        Chief Executive Officer,
                                        Chief Executive Officer,
                                        principal executive and
                                        principal accounting officer

                                        September 29, 2005